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                                                                     Exhibit 9.4






                          DATED AS OF DECEMBER 17, 1999


                           HOLLYWOOD CASINO CORPORATION
                              VOTING TRUST AGREEMENT
                                  ("Agreement")

                                - by and between -

                          JACK E. PRATT, JR., AS TRUSTEE
                          OF THE J. E. PRATT GIFT TRUST
                                 ("Shareholder")

                                     - and -

                                JACK E. PRATT, SR.
                                    ("Proxy")
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                              VOTING TRUST AGREEMENT


          THIS VOTING TRUST AGREEMENT ("Agreement") is made and entered into as of the 17/th/ day of December, 1999, by and between JACK E. PRATT, JR., as Trustee os the J. E. Pratt Gift Trust ("Shareholder") and JACK E. PRATT, SR.("Proxy").

                                W I T N E S S E T H :
                                ---------------------

          WHEREAS, Shareholder is a Texas Trust, whose business address is in care of Jack E. Pratt, Jr., Trustee, Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240; and,

          WHEREAS, Shareholder is the owner, either directly, indirectly or beneficially, of 30,000 shares each of the issued and outstanding common stock ("the Stock") of Hollywood Casino Corporation, a corporation duly organized and existing under the laws of the State of Delaware ("the Corporation"); and,

          WHEREAS, Proxy is an adult individual residing 5055 Park Lane, Dallas, Texas 75220; and,

          WHEREAS, Shareholder, reposing a special trust and confidence in Proxy, wishes to irrevocably assign all voting and other rights incident to the Stock in Proxy under the terms and pursuant to the conditions set forth in this Agreement;

          NOW, THEREFORE, for and in consideration of the mutual promises, representations, covenants, agreements, understandings and undertakings hereinafter set forth, Shareholder and Proxy do hereby covenant and agree as follows:

          1. APPOINTMENT OF PROXY. Shareholder hereby (a) irrevocably appoints Proxy as Shareholder's attorney-in-fact and (b) irrevocably grants and assigns to Proxy
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any and all voting rights Shareholder may now have, or may during the Term of this Agreement acquire, all with respect to the Stock.

          2. PROXY'S DUTIES/LIMITATION OF LIABILITY. In the discharge of his obligations under this Agreement, Proxy shall have the right to vote the Stock in such form and manner as Proxy, in the exercise of good faith and his prudent business judgment, may deem in the best interest of Shareholder. Other than as specifically set forth in this Paragraph 2, Proxy shall have no further duties or obligations owing to Shareholder with regard to the Stock. Provided Proxy acts pursuant to this Agreement in the exercise of good faith and his prudent business judgment, Proxy shall not be personally liable to any person or entity for any act or omission to act under this Agreement.

          3. COVENANT NOT TO INFLUENCE. Shareholder hereby covenants and agrees that he shall not exercise or attempt to exercise, directly or indirectly, any control or influence over the Proxy with regard to any matter concerning the voting of the Stock.

          4. RELATIONSHIP BETWEEN SHAREHOLDER AND PROXY. Except as otherwise specifically set forth in this Agreement, nothing contained or set forth in this Agreement shall be construed so as to create any fiduciary or other relationship between Shareholder and Proxy. In the course of exercising his duties under this Agreement, Proxy shall not be entitled to receive any compensation or other remuneration from Shareholder, provided, however, that Proxy shall be entitled to retain and pay, on account of and for the benefit of Shareholder, such professional services providers as Proxy may deem necessary or desirable. In such event, Proxy shall pay for, and Shareholder shall reimburse Proxy for, the costs of such professional services providers.

          5. SUCCESSOR TRUSTEE. In the event Proxy is unable or unwilling to serve, Shareholder shall have the right to appoint a Successor Proxy. Any such Successor Proxy shall assume all rights and responsibilities of Proxy pursuant to this Agreement but shall not be

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responsible for any acts or failures to act which occurred prior to such
Successor Proxy assuming all rights and responsibilities of Proxy under this Agreement.

          6.   EFFECTIVE DATE/TERM/TERMINATION.

               (a) Effective Date and Term. This Agreement shall become effective as of the date and year first above written and shall continue in force until December 31, 2001, unless sooner terminated as provided in Paragraph 7(b) of this Agreement.

               (b) Termination. This Agreement shall immediately terminate upon the occurrence of Shareholder's' sale of all of the Stock pursuant to the provisions of Paragraph 4 of this Agreement.

          7. BEST EVIDENCE. This Agreement shall be executed in original and "Xerox" or photostatic copies and each copy bearing original signatures of Shareholder and Proxy in ink shall be deemed an original.

          8. SUCCESSION. Subject to the provisions of Paragraph 6 of this Agreement, this Agreement shall be binding upon and inure to the benefits of Shareholder's and Proxy's respective heirs, successors and assigns.

          9. AMENDMENT OR MODIFICATION. This Agreement may not be amended or modified except upon a writing (i) signed by both Shareholder and Proxy and (ii) approved by the Commission.

          10. ASSIGNMENT. This Agreement shall not be assigned by either Shareholder or Proxy without the prior written consent of both the non-assigning party. Any purported assignment in violation of the provisions of this Paragraph 11 shall be deemed null and void and shall have no force or effect.

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          11.  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          12. NOTICES. Any and all written notices required by this Agreement shall be either (i) hand delivered, (ii) mailed via certified mail, return receipt requested, or (ii) delivered via any commercial courier service, addressed to the following:

            TO Shareholder:   Jack E. Pratt, Jr., Trustee
            ---------------   J. E. Pratt Gift Trust
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road, LB 48
                              Dallas, Texas 75240

            TO PROXY:         Jack E. Pratt, Sr.
            ---------         5055 Park Lane
                              Dallas, Texas 75220

            WITH COPIES TO:   General Counsel
            ---------------   Hollywood Casino Corporation
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road, LB 48
                              Dallas, Texas 75240

          All notices hand delivered shall be deemed delivered as of the date actually delivered. All notices mailed via certified mail, return receipt requested, shall be deemed delivered as of four (4) business days after the date postmarked. All notices delivered via a commercial courier service shall be deemed delivered as of the next business day after the date entrusted to such commercial courier service. Any changes in any of the addresses listed in this Paragraph 13 shall be made by written notice as provided in this Paragraph 13.

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          13.  INTERPRETATION.  The preamble recitals to this Agreement are incorporated into and made a part of this Agreement. Titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

          14. PAROL. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and this Agreement supersedes any prior understandings, agreements or undertakings.

          IN WITNESS WHEREOF, Shareholder and Proxy have executed and delivered this Agreement as of the date and year first above written.

     WITNESS:                       J. E. PRATT GIFT TRUST

     /s/ Evelyn Johnstone           By:   /s/ Jack E. Pratt Sr.
     -----------------------------     -----------------------------
                                        Jack E. Pratt, Jr., Trustee


     WITNESS:


     /s/ Evelyn Johnstone              /s/ Jack E. Pratt, Sr.
     -----------------------------     -----------------------------
                                        Jack E. Pratt, Sr., Proxy

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